                                                                    EXHIBIT 99.3

SPEEDERA NETWORKS, INC.

FINANCIAL STATEMENTS
AS OF JUNE 30, 2004 AND 2003

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders of
Speedera Networks, Inc.

We have audited the balance sheet of Speedera Networks, Inc. as of June 30, 2004, and the related statements of operations, mandatorily redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Speedera Networks, Inc. as of June 30, 2003, were audited by other auditors whose report dated September 30, 2003, except for Note 12, which is as of November 21, 2003, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the financial position of Speedera Networks, Inc. at June 30, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

September 29, 2004, except for Note 11,
which is as of October 14, 2004

/s/ BDO Seidman, LLP

SPEEDERA NETWORKS, INC.

BALANCE SHEETS

                                                                                         JUNE 30,
                                                                                   --------------------
(in thousands, except per share amounts)                                             2004        2003
ASSETS
Current assets:
   Cash and cash equivalents                                                       $  2,213    $    752
   Accounts receivable, net of allowance for doubtful accounts
     of $213 and $400 in 2004 and 2003, respectively                                  2,575       1,571
   Prepaid expenses and other current assets                                            670         223
                                                                                   --------    --------
        Total current assets                                                          5,458       2,546
Property and equipment, net                                                           3,889       2,983
Other assets                                                                            155         166
                                                                                   --------    --------
        Total assets                                                               $  9,502    $  5,695
                                                                                   ========    ========
LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                                $  2,393    $  2,644
   Accrued liabilities                                                                1,435       1,490
   Deferred revenue                                                                     640         182
   Current portion of notes payable                                                     750           -
                                                                                   --------    --------
        Total current liabilities                                                     5,218       4,316
Notes payable                                                                         1,049           -
Deferred rent                                                                            13          34
                                                                                   --------    --------
        Total liabilities                                                             6,280       4,350
                                                                                   --------    --------

Commitments and contingencies (Note 6)

Mandatorily redeemable convertible preferred stock, $0.001 par value;
   222,823 and 222,823 shares authorized at June 30, 2004 and 2003, respectively; 204,489 and 196,757 shares issued and outstanding at June 30,
   2004 and 2003, respectively
   (Aggregate liquidation value of $62,836 at June 30, 2004)                         45,848      40,545
                                                                                   --------    --------
Stockholders' deficit
   Common Stock, $0.001 par value; 400,000 and 400,000 shares authorized at June
     30, 2004 and 2003, respectively; 21,623 and 21,389 shares issued and
     outstanding at June 30, 2004 and 2003, respectively                                 21          21
   Additional paid in capital                                                                         -
   Deferred stock-based compensation                                                      -          (5)
   Accumulated deficit                                                              (42,647)    (39,216)
                                                                                   --------    --------
        Total stockholders' deficit                                                 (42,626)    (39,200)
                                                                                   --------    --------
        Total liabilities, mandatorily redeemable convertible
        preferred stock and stockholders' deficit                                  $  9,502    $  5,695
                                                                                   ========    ========

   The accompanying notes are an integral part of these financial statements.

SPEEDERA NETWORKS, INC.

STATEMENTS OF OPERATIONS

                                          YEAR ENDED JUNE 30,
                                          --------------------
(in thousands)                              2004        2003
Revenues                                  $ 22,466    $ 14,044
                                          --------    --------

Costs and operating expenses:
   Cost of revenues                          6,475       5,847
   Engineering and development                 989         765
   Sales and marketing                       5,257       4,301
   General and administrative                6,342       5,048
   Depreciation and amortization             2,222       4,165
   Stock-based compensation                      5          15
                                          --------    --------
     Total costs and operating expenses     21,290      20,141
                                          --------    --------
Income (loss) from operations                1,176      (6,097)
   Gain on debt restructuring                    -       2,410
   Interest expense                            (99)       (170)
   Other income, net                            21           8
                                          --------    --------
Net income (loss) before income taxes        1,098      (3,849)
   Income tax expense                           80           -
                                          --------    --------
Net income (loss)                         $  1,018    $ (3,849)
                                          ========    ========

   The accompanying notes are an integral part of these financial statements.

SPEEDERA NETWORKS, INC.

STATEMENTS OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

                                                                MANDATORILY
                                                           REDEEMABLE CONVERTIBLE                   ADDITIONAL
                                                               PREFERRED STOCK       COMMON STOCK    PAID-IN
(in thousands)                                              SHARES        AMOUNT    SHARES  AMOUNT   CAPITAL
BALANCES AT JUNE 30, 2002                                   182,402      $ 35,194   21,386  $   21  $        -

Issuance of Series C mandatorily redeemable
   convertible preferred stock, net of issuance costs        14,355         1,218        -       -           -
Dividend and accretion to redemption value relating to
   Series A, B and C mandatorily redeemable
   convertible preferred stock                                    -         4,133        -       -          (1)
Issuance of common stock upon exercise of stock
   options                                                        -             -        3       -           1
Amortization of deferred stock-based compensation                 -             -        -       -
Net loss                                                          -             -        -       -           -
                                                            -------      --------   ------  ------  ----------
BALANCES AT JUNE 30, 2003                                   196,757        40,545   21,389      21           -

Issuance of Series C mandatorily redeemable
    convertible preferred stock in lieu of cash payment
    to a vendor for services rendered in 2003                 7,732           704        -       -           -
Dividend and accretion to redemption value relating to
   Series A, B and C mandatorily redeemable
   convertible preferred stock, net of issuance costs             -         4,599        -       -        (150)
Issuance of warrants to purchase preferred stock in
   conjunction with notes payable issuance                        -             -        -       -         162
Issuance of common stock upon exercise of stock
   options                                                        -             -      234       1           4
Repurchase of common stock                                        -             -     (420)     (1)        (16)
Amortization of deferred stock-based compensation                 -             -        -       -           -
Net income                                                        -             -        -       -           -
                                                            -------      --------   ------  ------  ----------
BALANCES AT JUNE 30, 2004                                   204,489      $ 45,848   21,203  $   21  $        -
                                                            =======      ========   ======  ======  ==========

                                                              DEFERRED                     TOTAL
                                                            STOCK-BASED   ACCUMULATED  STOCKHOLDERS'
(in thousands)                                              COMPENSATION    DEFICIT      DEFICIT
BALANCES AT JUNE 30, 2002                                   $        (20) $   (31,235) $     (31,234)

Issuance of Series C mandatorily redeemable
   convertible preferred stock, net of issuance costs                  -            -              -
Dividend and accretion to redemption value relating to
   Series A, B and C mandatorily redeemable
   convertible preferred stock                                         -       (4,132)        (4,133)
Issuance of common stock upon exercise of stock
   options                                                             -            -              1
Amortization of deferred stock-based compensation                     15            -             15
Net loss                                                               -       (3,849)        (3,849)
                                                            ------------  -----------  -------------
BALANCES AT JUNE 30, 2003                                             (5)     (39,216)       (39,200)

Issuance of Series C mandatorily redeemable
    convertible preferred stock in lieu of cash payment
    to a vendor for services rendered in 2003                          -            -              -
Dividend and accretion to redemption value relating to
   Series A, B and C mandatorily redeemable
   convertible preferred stock, net of issuance costs                  -       (4,449)        (4,599)
Issuance of warrants to purchase preferred stock in
   conjunction with notes payable issuance                             -            -            162
Issuance of common stock upon exercise of stock
   options                                                             -            -              5
Repurchase of common stock                                             -            -            (17)
Amortization of deferred stock-based compensation                      5            -              5
Net income                                                             -        1,018          1,018
                                                            ------------  -----------  -------------
BALANCES AT JUNE 30, 2004                                   $          -  $   (42,647) $     (42,626)
                                                            ============  ===========  =============

   The accompanying notes are an integral part of these financial statements.

SPEEDERA NETWORKS, INC.

STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED JUNE 30,
                                                                         ------------------
(in thousands)                                                            2004       2003
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                     $ 1,018    $(3,849)
   Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
        Gain on debt restructuring                                             -     (2,410)
        Depreciation and amortization                                      2,222      4,165
        Allowance for doubtful accounts                                     (187)       215
        Loss on disposal of fixed assets                                      49         75
        Stock-based compensation expense                                       5         15
        Non-cash interest expense                                             37        142
        Changes in current assets and liabilities:
          Accounts receivable                                               (817)      (427)
          Prepaid expenses and other assets                                 (312)       (78)
          Accounts payable                                                   439      1,038
          Accrued liabilities                                                (42)       553
          Deferred revenue                                                   458        (67)
          Deferred rent                                                      (21)        21
                                                                         -------    -------
             Net cash provided by (used in) operating activities           2,849       (607)
                                                                         -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                     (3,175)    (1,158)
                                                                         -------    -------
             Net cash used in investing activities                        (3,175)    (1,158)
                                                                         -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                             2,000          -
   Principal payments on notes payable                                      (201)      (700)
   Proceeds from credit line borrowings                                    1,620          -
   Principal payments on credit line borrowings                           (1,620)         -
   Proceeds from issuance of Series C mandatorily redeemable
    convertible preferred stock, net of issuance costs                         -      1,000
   Proceeds from exercise of common stock options                              5          1
   Repurchase of restricted common stock                                     (17)         -
                                                                         -------    -------
             Net cash provided by financing activities                     1,787        301
                                                                         -------    -------
Net increase (decrease) in cash and cash equivalents                       1,461     (1,464)
Cash and cash equivalents at beginning of period                             752      2,216
                                                                         -------    -------
Cash and cash equivalents at end of period                               $ 2,213    $   752
                                                                         =======    =======

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                                                $    41    $   110

NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of Series C mandatorily redeemable convertible preferred
    stock for services renderred                                         $   704    $   218
   Issuance of warrants to purchase Series C mandatorily redeemable convertible preferred stock for services renderred in conjunction
     with notes payable issuance                                         $   162    $     -
   Dividends and accretion of mandatorily redeemable
     convertible preferred stock                                         $ 4,599    $ 4,133
   Accounts payable related to property and equipment purchases          $     2    $    67

   The accompanying notes are an integral part of these financial statements.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

1.    THE COMPANY

      Speedera Networks, Inc. (the "Company") was incorporated in the state of Delaware on October 12, 1999. The Company provides services, powered by a next-generation internet content distribution network with global traffic management, through a subscription service. The Company's services are primarily designed to resolve network congestion by routing internet traffic and delivering content and transactions around busy or failed network segments.

      The Company has completed several rounds of private equity financing and debt financing. Since inception through June 30, 2004, the Company has incurred substantial losses and negative cash flows from operations. Management expected and has reached operating cash flow breakeven in fiscal 2004, however, they cannot guarantee that operating income and positive cash flows will continue in the foreseeable future because of additional costs and expenses related to marketing and other promotional activities, continued expansion of operations, continued development of the Company's software, web site and information technology infrastructure, expansion of product offerings and development of relationships with other businesses. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business objectives.

2.    SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Significant estimates used in these financial statements include, but are not limited to, allowance for doubtful accounts, contingencies, depreciation and amortization of property, equipment and capitalized software and the valuation allowance on deferred tax assets.

      REVENUE RECOGNITION

      The Company recognizes revenue from content delivery and streaming services based on the amount of data delivered and stored on its network. The service agreements generally commit the customer to a monthly minimum commitment plus additional fees for usage above the minimum commitment. Revenue is recognized for the greater of the actual usage or the monthly minimum commitment when all of the following conditions are met: the customer has signed a contract, the service has been delivered, the fee is fixed or determinable and collection is reasonably assured. Revenue from other services such as load balancing, monitoring and hosting is recognized each month, as performed, for the duration of the applicable contract provided that the fee is fixed or determinable and

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      collection is reasonably assured. The Company records installation and set-up fees as deferred revenue and recognizes these fees ratably over the life of the customer contract.

      COST OF REVENUE

      Cost of revenue consists primarily of fees paid to network providers for bandwidth and housing servers in third-party network data centers. Cost of revenue also includes network operation employee costs and cost of licenses. The Company enters into bandwidth contracts with third-party providers that generally commit the Company to pay minimum monthly fees plus additional fees for bandwidth usage above the committed usage.

      RISKS AND UNCERTAINTIES

      The Company is subject to all of the risks inherent to a company conducting content distribution services over the Internet. These risks include, but are not limited to, a limited operating history, ability to generate profitable operations or to obtain additional financing, limited management resources, dependence upon consumer acceptance of the Internet and the changing nature of the content distribution services industry. The Company's operating results may be materially affected by the foregoing factors.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value due to their short maturities.

      The carrying amounts of notes payable approximate fair value because the contractual interest rates approximate the interest rates the Company could obtain on similar financing transactions.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable.

      The Company's cash and cash equivalents are deposited with two major financial institutions in the United States of America. At times, such deposits may be in excess of insured limits. Management believes that the Company's investments in cash equivalents are financially sound and have minimal credit risk.

      The Company's accounts receivable are derived from revenue earned from customers located in the U.S., Europe and Asia. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. For the years ended June 30, 2004 and June 30, 2003, no single customer accounted for greater than 10% of the Company's total revenues. At June 30, 2004 and June 30, 2003, no single customer accounted for greater than 10% of accounts receivable.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The Company's allowance for doubtful accounts is an estimate consisting of specifically identified accounts receivable which management believes may be partially or wholly un-collectible and a general reserve based on the Company's experience in collecting customer accounts receivables.

      PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Computers, software and other equipment                 1 - 3 years
Furnitures and fixtures                                   5 years
Leasehold improvements                         Shorter of the lease term or the
                                                   estimated useful lives

      Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in other income. Repairs and maintenance costs are expensed as incurred.

      ENGINEERING AND DEVELOPMENT EXPENSES

      Engineering and development costs are expensed as incurred, except for certain software development costs associated with internal use software. These costs are accounted for in accordance with Statement of Position ("SOP") 98-1 and Emerging Issues Task Force ("EITF") Issue No. 00 - 02, which require these costs to be charged to operations until certain capitalization criteria are met. During the years ended June 30, 2004 and 2003, software development costs of approximately $502,000 and $448,000, respectively, were capitalized and included in property and equipment. Total amortization of software development costs for the years ended June 30, 2004 and 2003 was approximately $781,000 and $994,000, respectively.

      ACCOUNTING FOR LONG-LIVED ASSETS

      The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying from the asset. There have been no such impairments of long-lived assets as of June 30, 2004.

      ADVERTISING COSTS

      Advertising costs are expensed as incurred. Advertising costs for the years ended June 30, 2004 and 2003 were approximately $61,000 and $70,000, respectively.

      STOCK-BASED COMPENSATION

      The Company follows Statement of Financial Accounting Standards ("SFAS") No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      accounting for stock-based employee compensation be displayed more prominently and in a tabular format. During the year ended June 30, 2004, there were no stock based awards to non-employees.

      Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, including FASB Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25), and related interpretations. The Company also provides the disclosures required by SFAS No. 123, Accounting for Stock-Based Compensation and related interpretations thereof.

      Had compensation expense for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net income (loss) for the periods presented would have been increased to the pro forma amounts indicated below (in thousands):

                                                            YEAR ENDED JUNE 30,
                                                            -------------------
(in thousands)                                               2004       2003
Net income (loss), as reported                              $ 1,018    $(3,849)
Stock-based compensation included in net income (loss),
   as reported, net of applicable tax effects                     3          9
Fair value of stock-based compensation, net of applicable
   tax effects                                                  (11)       (34)
                                                            -------    -------

Pro forma income (loss)                                     $ 1,010    $(3,874)
                                                            -------    -------

      These pro forma amounts may not be representative of the effects on pro forma net income (loss) for future years as options vest over several years and additional awards are generally made each year.

      Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123 and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Compensation expense resulting from non-employee options is amortized under the provisions of FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans - An Interpretation of APB Opinions No. 15 and 25, as amended.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      STOCK OPTION PLAN

      On October 12, 1999, the Company adopted the "1999 Equity Incentive Plan" (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or non-qualified stock options. Incentive stock options ("ISOs") may be granted only to Company employees (including officers and directors who are also employees). Non-qualified stock options ("NSOs") may be granted to Company employees and consultants. As of June 30, 2004, the Company had reserved approximately 51,189,000 shares of common stock for issuance under the Plan (see also
      Note 11).

      Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options may have a maximum term of up to 10 years as determined by the Board of Directors. To date, options granted generally vest over four years.

      The following table summarizes activity under the Plan:

                                                      OPTIONS OUTSTANDING
                                                      -------------------
                                                                  WEIGHTED
                                           SHARES                 AVERAGE
                                          AVAILABLE    NUMBER    EXERCISE
(in thousands, except per share amounts)  FOR GRANT   OF SHARES    PRICE
BALANCES, JUNE 30, 2002                      5,268     23,307     $  0.03
Options granted                             (2,025)     2,025        0.01
Options exercised                                -         (3)       0.05
Options cancelled                            2,048     (2,048)       0.03
                                           -------     ------
BALANCES, JUNE 30, 2003                      5,291     23,281        0.03
Shares reserved                             17,530          -           -
Options granted                            (24,270)    24,270        0.01
Options exercised                                -       (234)       0.02
Options cancelled                            3,807     (3,807)       0.04
Shares repurchased                             420          -           -
                                           -------     ------
BALANCES, JUNE 30, 2004                      2,778     43,510     $  0.02
                                           =======     ======

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      The options outstanding and exercisable by exercise price at June 30, 2004 are as follows:

                                 WEIGHTED
                                  AVERAGE       OPTIONS
                                 REMAINING    EXERCISABLE
   EXERCISE          NUMBER     CONTRACTUAL   AT JUNE 30,
    PRICE         OUTSTANDING       LIFE         2004
                 (in thousands)             (in thousands)
$ 0.005 - 0.025     41,202       8.8 years      11,556
$  0.04 - 0.05       1,758       6.6 years       1,534
$  0.12 - 0.50         548       6.4 years         512
$      2.00              2       6.0 years           2
                    ------                      ------
                    43,510                      13,604
                    ======                      ======

      At June 30, 2004 approximately 13,604,000 options were exercisable.

      The fair value of each employee option grant is estimated on the date of grant using the minimum value method with the following assumptions:

                                      JUNE 30,
                                 -----------------
                                  2004      2003
Risk-free interest rate           3.50%     1.25%
Expected life                    4 years   4 years
Dividend yield                      0%        0%
Weighted average fair value of
 options granted during the year   0.001    $0.001

      COMPREHENSIVE INCOME (LOSS)

      For the years ended June 30, 2004 and 2003, there was no difference between net income (loss) and comprehensive income (loss).

      RECLASSIFICATIONS

      Certain amounts reported in prior year have been reclassified to conform to the 2004 presentation.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

3.    BALANCE SHEET COMPONENTS

                                                           JUNE 30,
                                                     --------------------
(in thousands)                                         2004        2003
PROPERTY AND EQUIPMENT, NET:
   Computers, software and other equipment           $ 16,874    $ 15,334
   Furniture and fixtures                                 340         295
   Leasehold improvements                                 120         115
                                                     --------    --------
                                                       17,334      15,744
   Less: Accumulated depreciation and amortization    (13,445)    (12,761)
                                                     --------    --------
                                                     $  3,889    $  2,983
                                                     ========    ========

ACCRUED LIABILITIES:
   Payroll and related expenses                      $    822    $  1,032
   Accrued co-location expenses                           126         247
   Operating and other accrued liabilities                487         211
                                                     --------    --------
                                                     $  1,435    $  1,490
                                                     ========    ========

4.    INCOME TAXES

      The provision for income taxes is summarized below:

                                                           JUNE 30,
                                                     --------------------
(in thousands)                                         2004        2003
CURRENT:
   Federal                                           $      -    $      -
   State                                                   80           -
                                                     --------    --------
Total provision for income taxes                     $     80    $      -
                                                     ========    ========

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      The components of net deferred tax assets are as follows:

                                            JUNE 30,
                                      --------------------
(in thousands)                          2004        2003
DEFERRED TAX ASSETS:
   Net operating loss carryforwards   $ 11,663    $  8,309
   Accruals, reserves and others           570         738
   Fixed and intangible assets             718          53
                                      --------    --------
                                        12,951       9,100
DEFERRED TAX LIABILITIES:
   Internally developed software          (368)          -
                                      --------    --------
Gross deferred tax assets               12,583       9,100
Less: Valuation allowance              (12,583)     (9,100)
                                      --------    --------
Net deferred tax asset                $      -    $      -
                                      ========    ========

      Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its deferred tax assets as of June 30, 2004 and June 30, 2003.

      The Company's actual tax provision differs from the expected federal rate of 34% due primarily to state taxes of approximately $80,000, meals & entertainment of approximately $18,000, warrants of approximately $17,000 and the net change in valuation allowance for deferred tax assets net of true-up of approximately $(408,000).

      As of June 30, 2004, the Company had approximately $29 million and $28 million of federal and state net operating loss carryforwards available to offset future taxable income, respectively. The federal and state net operating losses will begin to expire in 2020 and 2008, respectively.

      Under the Tax Reform Act of 1986, the amount of benefit from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

5.    BORROWINGS

      SUBORDINATED LOAN AND SECURITY AGREEMENT

      In April 2000, the Company entered into a subordinated loan and security agreement to borrow up to $5 million, in minimum advances of $250,000, at an interest rate of 12% per annum under which the Company borrowed the maximum aggregate amount. In March 2001, an agreement was made to amend the original terms of the subordinated loan and

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      security agreement. Pursuant to these amended terms, $2 million of the then outstanding principal was converted into shares of Series B mandatorily redeemable convertible preferred stock at $0.233 per share. The remaining principal balance of approximately $2.7 million was to be payable in monthly installments commencing on January 1, 2003 and any unpaid principal and interest was due in full on June 1, 2004. Accrued interest of approximately $298,000, for the months of February 2001 through December 2001 was paid in Series B preferred stock at a conversion rate of $0.233 per share. The remaining interest was to be paid in cash. In connection with this subordinated loan and security agreement, the Company issued a warrant to purchase shares of Series B mandatorily redeemable preferred stock (Note 7).

      In January 2002, the Company entered into an agreement to terminate the subordinated loan and security agreement. Pursuant to this termination, approximately $468,000 was paid in cash and approximately $272,000 was converted into shares of Series C mandatorily redeemable convertible preferred stock at $0.091 per share. The remaining principal and accrued interest of approximately $2.0 million was forgiven by the lender and recorded as a gain on the debt restructuring. The remaining unamortized loan fee of approximately $185,000 was offset to the gain on debt restructuring.

      PROMISSORY NOTE

      In May 2000, the Company entered into a promissory note agreement to borrow up to $10 million at an interest rate of 10.75% per annum under which the Company borrowed approximately $8.1 million. In March 2001, the Company entered into an agreement to amend the original terms of the promissory note. Pursuant to these amended terms, $2 million of the then outstanding principal was converted into shares of Series B mandatorily redeemable convertible preferred stock at $0.233 per share and approximately $408,000 of accrued interest converted into outstanding principal resulting in a note balance of approximately $6.5 million. Pursuant to the amended terms, interest was due and payable quarterly commencing on January 1, 2002. Principal was to be paid in cash in eighteen equal monthly installments beginning on January 1, 2003. In connection with this note, the Company issued a warrant to purchase shares of Series B mandatorily redeemable preferred stock (Note 7).

      In January 2002, the Company entered into an agreement to further amend the original terms of the promissory note. Pursuant to these amended terms, $700,000 was paid in cash and approximately $3.4 million of the then outstanding principal and interest was forgiven by the lender and recorded as a gain on debt restructuring, resulting in a note balance of approximately $3 million. The unamortized debt discount of approximately $245,000 was offset to the gain on debt restructuring.

      In November 2002, the Company entered into an agreement to terminate the promissory note. Pursuant to this termination, $700,000 was paid in cash and approximately $2.6 million of the remaining outstanding principal and interest was forgiven by the lender and recorded as a gain on debt restructuring. The unamortized debt discount of approximately $172,000 was offset to the gain on debt restructuring.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      CREDIT FACILITIES

      In November 2003, the Company entered into a credit facility agreement with a bank. This agreement consists of an accounts receivable revolver, with maximum borrowings equal to the lesser of 80% of eligible receivables or $1.5 million, a non-formula term loan of $500,000, and a term loan of $500,000 collateralised by equipment purchases. The accounts receivable revolver bears interest equal to the prime rate in effect from time to time, plus three percent per annum, provided that the interest rate in effect on any day shall not be less than seven percent per annum. The non-formula term loan and the term loan bear interest at seven percent. The accounts receivable revolver expires in November 2004. The non-formula term loan and term loan mature in January 2006 and November 2006, respectively. As of June 30, 2004, there were no borrowings outstanding under the accounts receivable revolver and an outstanding balance of approximately $396,000 and $403,000 under the non-formula term loan and the term loan, respectively. The credit facility contains certain financial covenants, with which the Company was in compliance at June 30, 2004.

      In May 2004, an agreement was made to amend the original terms of the credit facility agreement above. In addition to the above loans the bank made a non-formula term loan (No. 2) of an amount not to exceed $1 million and a non-formula term loan (No. 3) of an amount not to exceed $500,000 to the Company. As of June 30, 2004, the outstanding balance for non-formula term loan No. 2 was $1 million and matures in June 2007. The non-formula term loan No. 3 shall be made in a single advance after September 16, 2004 and prior to March 31, 2005 given all terms and conditions are met (See note 11). Borrowings under these loans bear interest at a fixed rate equal to the prime rate in effect as of the date of the advance, plus three percent per annum, provided that the interest rate in effect on any day shall not be less than seven percent per annum.

      In conjunction with the November 2003 and May 2004 credit facilities with a bank, in addition to accounts receivable, substantially all of the Company's equipment and registered patents and trademarks are being used as collateral. Further, in conjunction with the November 2003 credit facility and May 2004 credit facility amendment, the Company issued warrants to the bank (Note 7).

      Principal payments under the bank loans are as follows:

(in thousands)
YEAR ENDING JUNE 30,

2005                                $   750
2006                                    646
2007                                    403
                                    -------
                                      1,799
Less: current portion                  (750)
                                    -------
Notes payable - long-term portion   $ 1,049
                                    =======

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

6.    COMMITMENTS AND CONTINGENCIES

      BANDWIDTH USAGE AND CO-LOCATION COMMITMENTS

      The Company has commitments for bandwidth usage and co-location with network service providers that expire at various dates through 2005. For the year ending June 30, 2005, the minimum commitment is approximately $3,195,000. Some of these agreements may be amended to either increase or decrease the minimum commitments during the life of the contract.

      LEASE COMMITMENTS

      The Company leases its principal operating facilities under noncancelable operating leases. Rent expense was approximately $503,000 and $495,000 for the years ended June 30, 2004 and 2003, respectively.

      Future minimum lease payments under noncancelable operating leases are as follows (see also Note 11):

(in thousands)
                         OPERATING
YEAR ENDING JUNE 30,      LEASES
2005                       $300
                           ----

      CONTINGENCIES

      LITIGATION

      In June 2002, a competitor filed suit in California Superior Court against the Company, alleging theft of its trade secrets from an independent company that provides website performance testing services. In October 2002, the Company filed a cross-claim against the competitor seeking monetary damages and injunctive relief and alleging that the competitor engaged in various unfair trade practices, made false and misleading statements and engaged in unfair competition.

      In fiscal 2002 and 2003, the competitor filed suits against the Company for violations of certain patents held by the competitor. The Company has filed counterclaims in these cases, including that the competitor has infringed a patent that was issued to the Company.

      In January 2004, another competitor filed suit in United States District Court in Delaware against the Company, alleging infringement of certain patents held by the competitor. The Company filed a counterclaim against the competitor alleging infringement of certain patents held by the Company.

      The Company's management believe that they have meritorious defenses and counterclaims, and intend to vigorously defend these actions. During the year ended June 30, 2004, the Company incurred approximately $4 million in legal fees to defend the above

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      claims. The outcome is not known at this time and accordingly no amounts have been accrued in the accompanying financial statements.

      The Company is involved in various other lawsuits and claims arising from the conduct of its business. The Company's management believes that the disposition of these matters will not have a material effect on the financial position of the Company.

      INDEMNIFICATIONS

      FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including indirect Guarantees of Indebtedness of Others , requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee. As of June 30, 2004 and 2003, the Company's management believes the fair value of guarantees the Company issued or modified after December 31, 2002 were nominal.

      In the normal course of business to facilitate sales of its services, the Company indemnifies other parties, including business partners, customers, lessors, preferred stock holders and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other party harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with an agent and an employee, and the Company's bylaws contain similar indemnification obligations to the Company's officers and directors.

      It is not possible to determine the maximum potential exposure or amount under these indemnification agreements due to the Company having no prior indemnification claims and the unique facts and circumstances involved in each particular agreement. However, the Company has an errors and omissions insurance policy that may enable it to recover a portion of any future amounts paid.

7.    WARRANTS

      WARRANT ISSUED IN CONJUNCTION WITH THE SUBORDINATED LOAN AND SECURITY AGREEMENT

      In April 2000, the Company issued a warrant to purchase shares of Series B mandatorily redeemable convertible preferred stock at $0.233 per share. This warrant expires five years from the date of grant. The Company valued the warrant using the Black-Scholes option pricing model applying an expected life of five years, a weighted average risk free rate of 6.71%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $451,000 represents loan fees on the loan and was amortized over the loan term. During the year ended June 30, 2002, approximately $86,000 was amortized as interest expense and approximately $185,000 was offset to the gain on debt restructuring upon termination of the subordinated loan and security agreement. At June 30, 2004, none of the warrants issued had been exercised.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      WARRANT ISSUED IN CONJUNCTION WITH THE PROMISSORY NOTE

      In May 2000, the Company issued a warrant to purchase shares of Series B mandatorily redeemable convertible preferred stock at $0.233 per share. This warrant expires four years from the date of grant. The Company valued the warrant using the Black-Scholes option pricing model applying an expected life of four years, a weighted average risk free rate of 6.75%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $878,000 represents additional interest on the promissory note and is being expensed over its term using the effective interest rate method. During the year ended June 30, 2002, approximately $175,000 was amortized as interest expense and approximately $245,000 was offset to the gain on debt restructuring upon amendment of the promissory note. During the year ended June 30, 2003, approximately $43,000 was amortized as interest expense and approximately $172,000 was offset to the gain on debt restructuring upon termination of the promissory note. At June 30, 2004, none of the warrants issued had been exercised.

      WARRANTS ISSUED IN CONJUNCTION WITH THE EQUIPMENT LEASE AGREEMENT

      In January 2000, the Company issued warrants to purchase shares of Series A mandatorily redeemable convertible preferred stock at $0.233 per share. These warrants expire five years from the date of grant. The Company valued the warrants using the Black-Scholes option pricing model applying expected lives of five years, a weighted average risk free rate of 6.62%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $52,000 represents loan fees on the loan and was amortized over the loan term. During the year ended June 30, 2002, approximately $9,000 was amortized as interest expense and approximately $22,000 was offset to the gain on debt restructuring upon termination of the lease agreement. At June 30, 2004, none of the warrants issued had been exercised.

      In April 2000, the Company issued a warrant to purchase shares of Series B mandatorily redeemable convertible preferred stock at $0.233 per share. This warrant expires five years from the date of grant. The Company valued the warrant using the Black-Scholes option pricing model applying an expected life of five years, a weighted average risk free rate of 6.76%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $496,000 represents loan fees on the loan and was amortized over the loan term. During the year ended June 30, 2002, approximately $81,000 was amortized as interest expense and approximately $243,000 was offset to the gain on debt restructuring upon termination of the lease agreement. At June 30, 2004, none of the warrants issued had been exercised.

      WARRANTS ISSUED IN CONJUNCTION WITH SERVICES RENDERED

      In January 2002, the Company issued warrants to purchase shares of Series C mandatorily redeemable convertible preferred stock at $0.09 per share in conjunction with services rendered in connection with the Company's debt restructuring. These warrants expire five years from the date of grant. The Company valued the warrants using the Black-Scholes option pricing model applying expected lives of four years, a weighted average risk free rate of 4.4%, a dividend yield of zero percent and volatility of 100%. All of the fair value

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      of approximately $97,500 was offset to the gain on debt restructuring in fiscal 2002. At June 30, 2004, none of the warrants issued had been exercised.

      In November 2003, the Company issued warrants to purchase shares of Series C mandatorily redeemable convertible preferred stock at $0.091 per share in conjunction with services rendered in connection with a credit facility. These warrants expire seven years from date of grant. The Company valued the warrants using the Black-Scholes option pricing model applying expected lives of four years, a weighted average risk free rate of 4.17%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $90,000 represents loan fees on the loan and is being amortized over the credit term. During the year ended June 30, 2004, approximately $35,000 was amortized. At June 30, 2004, none of the warrants issued had been exercised.

      In May 2004, the Company issued warrants to purchase shares of Series C mandatorily redeemable convertible preferred stock at $0.091 per share in conjunction with services rendered in connection with a credit facility. These warrants expire seven years from date of grant. The Company valued the warrants using the Black-Scholes option pricing model applying expected lives of four years, a weighted average risk free rate of 3.45%, a dividend yield of zero percent and volatility of 80%. The fair value of approximately $71,000 represents loan fees on the loan and is being amortized over the loan term. During the year ended June 30, 2004, approximately $2,000 was amortized. At June 30, 2004, none of the warrants issued had been exercised.

      The purchase price of the preferred stock for warrants issued in November 2003 and May 2004 is based on the holder being able to convert into the most recent round of financing or the next round of financing. In the event that the next round of financing, if any, is priced at below the holder's conversion price of $0.091 per share, then the Company would be required to issue additional warrants such that the holder maintains the same level of valuation.

8.    MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

      Mandatorily redeemable convertible preferred stock ("Preferred Stock") at June 30, 2004 consists of the following:

                                                          PROCEEDS
(in thousands)                                             NET OF
                        SHARES             LIQUIDATION    ISSUANCE
SERIES           AUTHORIZED  OUTSTANDING      AMOUNT       COSTS
A                   7,523        7,433       $  5,575     $  5,530
B                 122,463      110,189         31,278       20,034
C                  92,837       86,867         25,983        7,344
                  -------      -------       --------     --------
                  222,823      204,489       $ 62,836     $ 32,908
                  =======      =======       ========     ========

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      The rights with respect to Series A, Series B and Series C Preferred Stocks are as follows:

      VOTING

      Each share of the Series A, Series B and Series C Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and, except with respect to rights related to the election of directors and certain protective provisions, has the same voting rights and powers as shares of common stock.

      DIVIDENDS

      Holders of Series A Preferred Stock are entitled to receive non-cumulative dividends at the per annum rate of $0.06 per share. The dividends are payable when and if declared by the Board of Directors. No dividends on the Series A Preferred Stock have been declared by the Board of Directors from inception through June 30, 2004.

      Holders of Series B Preferred Stock are entitled to receive cumulative dividends at the per annum rate of 6% per share. The dividends are payable when declared by the Board of Directors. No dividends on the Series B Preferred Stock have been declared by the Board of Directors from inception through June 30, 2004.

      Holders of Series C Preferred Stock are entitled to receive cumulative dividends at the per annum rate of 12% per share, when declared by the Board of Directors. No dividends on the Series C Preferred Stock have been declared by the Board of Directors from inception through June 30, 2004.

      LIQUIDATION

      In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's common stock and Preferred Stock own less than a majority of the resulting voting power of the surviving entity. The holders of Series A Preferred Stock are entitled to receive, prior and in preference to the holders of common stock, an amount of $0.75 per share plus all declared but unpaid dividends on Series A Preferred Stock. The holders of Series B Preferred Stock are entitled to receive, prior and in preference to the holders of Series A Preferred Stock and common stock, $0.233 per share plus all declared or accrued but unpaid dividends on the Series B Preferred Stock. The holders of Series C Preferred Stock are entitled to receive, prior and in preference to the holders of Series A Preferred Stock, Series B Preferred Stock and common stock, $0.273 per share plus all declared or accrued but unpaid dividends on the Series C Preferred Stock.

      Should the Company's legally available assets be insufficient to satisfy the liquidation preferences of the Series C Preferred Stock, the funds will be distributed ratably among the holders of Series C Preferred Stock in proportion to the amount of such stock owned by each holder. Should the Company's legally available assets

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      be insufficient to satisfy the liquidation preferences of the Series B Preferred Stock after the full satisfaction of the liquidation preferences of the Series C Preferred Stock, such remaining funds will be distributed ratably among the holders of Series B Preferred Stock in proportion to the amount of such stock held by each holder. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences of the Series A Preferred Stock after the full satisfaction of the liquidation preferences of the Series B and Series C Preferred Stock, such remaining funds will be distributed ratably among the holders of Series A Preferred Stock in proportion to the amount of such stock held by each holder. The remaining assets, if any, shall be distributed among the holders of common stock prorated based on the number of shares held by each holder of common stock.

      CONVERSION

      Each share of Series A, Series B and Series C Preferred Stock is convertible, at the option of the holder, according to a conversion ratio of two shares, one share and one share of common stock for one share of Series A, Series B and Series C Preferred Stock, respectively, subject to adjustment for dilution, common stock splits and declared or accrued but unpaid dividends.

      Each share of Series A, Series B and Series C Preferred Stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon the closing of a public offering of common stock at a per share price of at least $3.00 per share, with gross proceeds of at least $50 million. Each share of the Series A, Series B or Series C Preferred Stock automatically converts into the number or shares of common stock into which such shares are convertible at the then effective conversion ratio if the holders of a majority of the shares of the Series A, Series B or Series C Preferred Stock, respectively, consent to such conversion.

      REDEMPTION (SEE NOTE 11)

      Upon written request of a majority of the holders of the outstanding Series C Preferred Stock, the outstanding Series C Preferred Stock may be redeemed at any time after May 31, 2005. The Company shall redeem on the day which is one month following its receipt of such written redemption request and on the last day of each successive calendar quarter thereafter, a number of shares of Series C Preferred Stock equal to at least 12.5% of the then outstanding shares of Series C Preferred Stock, until all Series C Preferred Stock has been redeemed or converted to common stock. The redemption price shall be approximately $0.091 per share of Series C, plus any declared or accrued but unpaid dividends.

      Upon written request of a majority of the holders of the outstanding Series B Preferred Stock, and provided that no shares of Series C Preferred Stock are then outstanding, the outstanding Series B Preferred Stock may be redeemed at any time after May 31, 2005. The Company shall redeem on the day which is one month following its receipt of such written redemption request and on the last day of each successive calendar quarter thereafter, a number of shares of Series B Preferred Stock equal to at least 12.5% of the then outstanding shares of Series B Preferred Stock, until all Series B Preferred Stock has been redeemed or converted to common stock. The redemption price shall be approximately $0.233 per share of Series B, plus any declared or accrued but unpaid dividends.

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      Upon written request of a majority of the holders of the outstanding Series A Preferred Stock, and provided that no shares of Series C or Series B Preferred Stock are then outstanding, the outstanding Series A Preferred Stock may be redeemed at any time after May 31, 2005. The Company shall redeem on the day which is one month following its receipt of such written redemption request and on the last day of each successive calendar year thereafter, a number of shares of Series A Preferred Stock equal to at least 12.5% of the then outstanding shares of Series A Preferred Stock, until all shares of Series A Preferred Stock have been redeemed or converted to common stock. The redemption price shall be $0.75 per share of Series A Preferred Stock, plus any declared but unpaid dividends.

9.    RESTRICTED COMMON STOCK

      In October 1999, the Company granted its founders 16,000,000 shares of restricted common stock subject to vesting. Under the terms of the related restricted stock agreements, the Company has the right to repurchase unvested shares of common stock at $0.005 per share, in the event that the founders cease to be employees of the Company. The fair value of the common stock is being amortized as compensation expense over a four-year vesting period. Compensation expense of $5,000 and $15,000 was recognized in the years ended June 30, 2004 and 2003, respectively. At June 30, 2004, there were no shares of common stock subject to repurchase rights of the Company.

10.   EMPLOYEE BENEFIT PLAN

      The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No contributions have been made under this plan since inception.

11.   SUBSEQUENT EVENTS

      FACILITY LEASE

      In July 2004, the Company entered into a noncancelable operating lease for its new facility in Bangalore, India. Future minimum lease payments under this lease are $112,000, $127,000, $133,000, $140,000, $147,000, and
      $12,000, during the fiscal years ending June 30 of 2005, 2006, 2007, 2008, 2009 and thereafter, respectively.

      STOCK OPTION PLAN

      In September 2004, the Company reserved an additional 20,600,000 shares of common stock for issuance under the "1999 Equity Incentive Plan" and granted approximately 20,779,000 of the then available shares under the Plan.

      CREDIT FACILITY BORROWING

      In September 2004, the Company borrowed the $500,000 available under the non-formula term loan No. 3 from the bank (see Note 5).

SPEEDERA NETWORKS, INC.

NOTES TO FINANCIAL STATEMENTS

      REDEMPTION

      On October 14, 2004, the holders of Series A, Series B and Series C Preferred Stocks agreed to extend the earliest date at which they may redeem their shares of Mandatorily Redeemable Convertible Preferred Stock to November 15, 2005.

12.   2003 SUBSEQUENT EVENTS (AS OF NOVEMBER 21, 2003)

     PREFERRED STOCK

     In October 2003, the Company and one of its attorneys reached an agreement to exchange 7,732,332 shares of Series C preferred stock for $703,642 in outstanding legal fees due the attorney.

     CREDIT FACILITY

     In November 2003, the Company entered into a credit facility agreement with a bank, whereby the Company may borrow up to $2,500,000. The credit facility agreement permits borrowings under a) a $1,500,000 secured revolving line collateralized by eligible accounts receivable that matures 12 months from the date of documentation, b) a $500,000 non-formula term loan that is repayable in monthly installments over 24 months from the date of documentation, and c) a $500,000 secured loan collateralized by eligible equipment that is repayable in monthly installments over 36 months from the date of documentation. These borrowings bear interest at Prime + 3.00% (Prime is determined at the time of the borrowing, currently 4.00%) with a minimum rate of 7.00%. In connection with this credit facility, the Company issued a warrant to purchase shares of preferred stock at the lower of $0.091, or the price of a subsequent round of equity financing, if that round occurs prior to November 2010. The number of shares to be issued will be equal to $125,000 divided by the warrant price.

     REDEMPTION

     In November 2003, the holders of Series A, Series B and Series C Preferred Stock agreed to extend the earliest date at which they may redeem their shares of Mandatorily Redeemable Convertible Preferred Stock to May 31, 2005.

SPEEDERA NETWORKS, INC.

Financial Statements
As of June 30, 2004 and 2003

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Speedera Networks, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of mandatorily redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Speedera Networks, Inc. (the "Company") at June 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

September 30, 2003, except for Note 12,
which is as of November 21, 2003

/s/ PricewaterhouseCoopers LLP